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                                                                   EXHIBIT 10.22


                               TENANCY AGREEMENT

                                                   [ref. heh het - shin kaf B-6]

              Drafted and signed in Jerusalem on 13 December 1999

Between:      HAR HOTZVIM PROPERTIES LTD. (51-168405-2)
              27 Hamered St., Tel Aviv
              (hereinafter "the lessor")

And:          BRT BIOPHARMACEUTICALS LTD. (51-285095-9)
              216 Jaffa Road, 94383 Jerusalem
              (hereinafter "THE LESSEE")

Whereas The lessor is the owner of rights in land known as parcel 110 in block 30241, on Qiryat Hamada Street, Har Hotzvim, Jerusalem;

And whereas   An existing building is located on this land and other buildings are in the process of planning or construction and development;

And whereas   The lessee is interested in leasing from the lessor a unit located in Building B on the land, all as stipulated in this agreement;

And whereas   The lessor agrees to lease to the lessee a unit in Building B on the property, as stipulated in this Agreement;

And whereas   The parties have agreed on the principles for adapting the leased property to the requirements of the lessee and have agreed on all other conditions of the transaction;

NOW THEREFORE BE IT AGREED, STIPULATED, AND DECLARED AS FOLLOWS:

1.       INTRODUCTION

         1.1      The preamble to this agreement is an integral part thereof.

         1.2      DEFINITIONS

                  In this agreement, the following terms shall be interpreted as indicated:

                  1.2.1 "THE PROPERTY" - Parcel 110 in block 3241, on Qiryat Hamada Street, Har Hotzvim, Jerusalem, including everything built thereon and everything that may be built and developed thereon. The boundaries of the property are indicated on the sketch attached to this agreement as an integral part thereof, and marked "Appendix A-1."
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                  1.2.2    "THE PROJECT" - The Ramot Meir project, under
                           construction on the property, which includes and will include multipurpose structures, car parks, and open areas.

                           The Project is intended to comprise three main buildings and a tower (Building A, Building B, Building C, and Building D). The term "project" includes of these buildings and all other structures, facilities, areas, lawns, paths, and everything located on the property.

                           The project will be erected in stages at the discretion of the lessor.

                  1.2.3 "BUILDING A" - An exiting structure in the Project whose boundaries are marked in the sketch in Appendix A-1, which consists of several stories.

                           "BUILDING B" - A building currently being planned and erected, whose boundaries are marked in the sketch in Appendix A-1, and which will include a multistory parking garage and multipurpose floors.

                           "BUILDING C" - A building currently being planned, whose boundaries are marked in the sketch in Appendix A-1, and which will include a multistory parking garage and multipurpose floors.

                           "BUILDING D" - a building currently being planned, intended as a tower to be erected, if approval is forthcoming, above a portion of Building C.

                  1.2.4 "THE LEASED PREMISES" - An area on the third-floor (level 722) of Building B. The boundaries of the leased premises are marked in blue on the sketch attached to this agreement as an integral part thereof and designated APPENDIX A-2. For the purposes of this agreement the leased premises are considered to cover 400 square meters gross. The leased premises are designated as Unit B/3/101 in the Project. It is stipulated that the leased premises include an area of approximately 283 square meters intended for the offices of the lessee, marked on the sketch with the word "offices," and an area of approximately 117 square meters intended for the laboratories of the lessee, marked on the sketch with a work "laboratories." The border between the office area and the laboratory area is marked in red on the sketch in APPENDIX A-2. For the purposes of this agreement the total area of the leased premises is approximately 400 square meters gross, as stated above. It is stipulated that the office area will include all the work, systems, and utility supplies in accordance with Appendix B to this agreement (Technical Specification) that are included in the term "the leased premises," whereas the laboratory area will be handed over to the lessee by the lessor as a shell only and all interior, finishing, and infrastructure work for the laboratory area for the needs of the lessee will be done by the latter, at the sole expense and responsibility of the lessee.

                   1.2.5 "MONTH" - A month according to the Gregorian calendar, beginning on the first day of that month and concluding on the least day of that month, in
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                           accordance with the number of days in that month in
                           that year according to the Gregorian calendar.

                  1.2.6 "MANAGEMENT COMPANY" - A firm designated by the lessor to provide management and maintenance services for the project, whether this company is that of the lessor or any other company selected by the lessor.

         1.3 The appendices to this agreement are an integral part thereof. The appendices are as follows:

         Appendix A-1:     Sketch of the property

         Appendix A-2:     Sketch of the leased premises

         Appendix B:       Technical specification and work to be performed by
                           the lessor in the offices of the lessee

         Appendix C:       Interior work in the laboratory area of the leased
                           premises to be implemented by the lessee (to be added at a later date)

         Appendix D:       Sample promissory note

         Appendix E:       Insurance appendix (with two subsidiary appendices)

         Appendix F:       Sample bank guarantee

         1.4 The headings of the sections and provisions of this agreement and its appendices have been inserted to facilitate the reading of the agreement and its appendices. They are not part of the agreement and the agreement shall not be interpreted according to them.

2.       UNDERTAKING TO LEASE

         The lessee hereby undertakes to lease the leased premises from the lessor and the lessor hereby undertakes to lease the leased premises to the lessee, all in accordance with all conditions and provisions of this agreement.

         In addition, the lessee hereby undertakes to conclude a management contract with the management company designated in this agreement and to comply with all provisions and conditions of the management contract as part of this obligations vis-a-vis the lessor according to this agreement.

3.       TERM OF THE LEASE

         3.1      The term of the tenancy of the leased premises is hereby set at 8 years, beginning on 1 March 2000 (hereinafter "the starting day of the lease") and concluding on 29 February 2008 (this period shall be designated in this agreement "the term of the lease").
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                  The lessee reserves the right to shorten the term of the lease in accordance with and subject to the provisions and conditions of section 24 below.

         3.2 It is hereby agreed and stipulated that the starting day of the lease may be postponed by the lessor, and this in the case stipulated in section 23 below, as well as in the case that the lessor finds that the work on the project and/or the building in which the leased premises are located do not permit the start of tenancy.

                  Should the lessor give notice of a postponement of the starting day of the lease, then the term of the lease shall begin on the new date stated by the lessor and shall last for 8 years, starting on the new date set by the lessor as the "starting day of the lease." In such case, all dates stipulated in this agreement shall be modified correspondingly.

4.       CONVEYANCE OF THE LEASED PREMISES

         4.1 The lessee undertakes to take possession of the leased premises on the starting day of the lease.

         4.2 Until the date of the handover of possession of the leased premises to the lessee, the lessor shall complete the work in the office area of the leased premises, all in accordance with the Technical Specification attached to this agreement as an integral part thereof, and designated APPENDIX B.

                  By way of sound practice, it is hereby clarified that both the lessor and other lessees in the building and the project are entitled, even after the conveyance of possession of the leased premises to the lessee, to continue to carry out construction and finishing work in the project (and in every part thereof), in the building in which the leased premises are located as well as in other leased areas of this building.

                  The lessor shall make every effort to ensure that work as stated in the preceding paragraph will be conducted with minimal disturbance to the lessee.

         4.3 The lessee confirms that it has seen and carefully examined the plans for the leased premises and the technical specification and that subject to their implementation the leased premises are fully satisfactory to it.

         4.4 In everything that has to do with the interior work in the laboratory area of the leased premises that will be performed by the lessee, there shall apply the provisions of section 14 below and the provisions of the document concerning "interior work by the lessee," attached to this agreement as part thereof and designated APPENDIX C.

         4.5 The lessor undertakes to perform the interior work in the office area of the leased premises, enumerated in the technical specifications (Appendix B to the agreement) within 80 days after the lessee conveys to the lessor the lessee" final plans for the internal division of the leased premises.
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                  The lessee undertakes to convey to the lessor, by20 December
                  1999, the lessee's plans in their final form and adapted to the internal division of the office area in the leased premises. Should the delivery of the lessee's plans to the lessor be delayed until after the aforesaid date the transfer of the leased premises will be postponed correspondingly and similarly all the dated enumerated in this agreement will be delayed correspondingly, but in any case the starting date of the lease shall not fall after 1 April 2000.

         4.6 Should the lessor delay the date of the transfer of possession of the leased premises beyond the lapse of 80 days from the date of delivery of the lessee's plans, in their final and appropriate form, the lessor shall pay the lessee as agreed and prepossessed damages a sum equal to the monthly rental for the period during which the conveyance of possession of the leased premises was delayed, prorated, and shall also reimburse the lessee for the rent paid to it at the time of the signing of this agreement for that same period, pro rata.

5.       RENT

         5.1 The monthly rent for each month during the term of the lease between 1 March 2000 and 29 February 2004 is hereby set at the amount of NIS 20,778 (twenty-thousand seven hundred seventy-eight New Israeli Sheqels), plus indexation differentials (hereinafter "the monthly rent").

                  The amount of the monthly rent for each month of the term of the lease from 1 March 2004 until 29 February 2008 is hereby set at the amount of NIS 22,855 (twenty-two thousand eight hundred fifty-five New Israel Sheqels), plus indexation differentials (hereinafter "the monthly rent").

         5.2 In addition to the monthly rent the lessee shall add and pay to the lessor Value Added Tax at the legal rate at the time of payment. The rent shall not be reduced below the amounts stipulated in section 5.1 above.

         5.3 The monthly rent as stipulated above shall be linked to the index and shall be paid with the addition of indexation differentials, using the following indexation base:

                  5.3.1 It is agreed that the "determining index" according to which the monthly rental payments will be calculated is the index published on November 15, 1999 (106.8 points).

                  5.3.2 It is agreed that the "known index" is the last known index on the day on which the monthly rent payment is actually made.

                  5.3.3 "The index" means the index known as the "Consumer Price Index" (including fruits and vegetables), published by the Central Bureau of Statistics and Economic Research. Should the publication of this index be discontinued, it shall be replaced by whatever index is stipulated by the Central Bureau of Statistics as the index that replaces it; if none is so designated, it shall be replaced by the index accepted by the Bank of Israel as the index that replaces
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                           it, whether or not said indices are based on the same
                           data as the aforementioned index.

6.       PAYMENT OF RENT

         6.1 The lessee undertakes to pay the lessor monthly rent as follows:

                  6.1.1 Monthly rental payments for the entire term of the lease, plus Value Added Tax, shall be paid by the lessee to the lessor in quarterly payments (each in the amount of the monthly rent for three months, plus indexation differentials plus Value Added Tax), paid for every three-month period in advance, no later than the first day of the first month in each quarter.

                           The rental payments in accordance with this subsection shall be paid in every year that the lease is in effect on the first day of each of the following months: April, July, October, January.

                  6.1.2    It is agreed that, notwithstanding the provisions of
                           section 5.1 and section 6.1.1 above, the lessee shall pay the lessor by check, on the day of the signing of this agreement, the sum of NIS 139,253 (one hundred thirty-nine thousand two hundred fifty-three New Israel Sheqels), plus Value Added Tax, on account of the monthly rent and on account of the monthly parking fees for four parking spaces as stated in section 26 below, for the period running from1 March 2000 through 30 September 2000.

                           It is agreed that all other monthly rental payments, starting with the period that begins on 1 October 2000, shall be paid in the amounts and on the dates stipulated in section 6.1.1 above. The last rental payment shall relate to the period between the first day of the month of January of the last year of the lease and the 29th day of the month of February of the last year of the lease.


                  6.1.3 The monthly rental payments shall be made with in addition of indexation linkage differentials computed according to the ratio between the base index and the known index.

                  6.1.4 The lessee shall not be entitled to prepay the monthly rent except with the prior written consent of the lessor, if given.

         6.2 At the time of the signing of this agreement the lessee delivers to the lessor 14 index-linked promissory notes phrased as stipulated in APPENDIX D to this agreement. The amounts of the promissory notes and their dates of maturity shall correspond to the sums and dates stipulated in sections
                  5.1 and 6.1.1 above (for the period beginning on 1 March 2000 and concluding on 29 February 2004). Except for the first payment, which relates to the period from 1 March 2000 through 30 September 2000, which is paid by check as stated, and except for the last promissory note, which relates to the period from 1 January of the last year of the lease through 29 February of the last year of the lease, as stated, the amount of each promissory note shall be the sum of the monthly rent and the monthly parking fees for four parking spaces, as stated, for three months, plus Value Added Tax (base index:
                  106.8 points).

                  The lessee undertakes to present to the lessor, on the dates stipulated in section 24 below, 16 indexed promissory notes phrased as stipulated in APPENDIX D to this agreement. The amounts of the promissory notes and their dates of maturity shall correspond to the sums and dates stipulated in sections 5.1 and 6.1.1 above (for the period beginning on 1 March 2004 and concluding on 29 February 2008). The amount of each promissory note shall be the sum of the monthly rent for three months, plus Value Added Tax (base index: 106.8 points).

         6.3 The aforementioned promissory notes will be payable to the order of the lessor, with the right of endorsement to the lessor's bank for collection only. The promissory notes shall be signed by the lessee.

                  The aforesaid promissory notes shall be given to guarantee payment of the rent and to facilitate collection thereof.

                  Only the actual and timely redemption of each promissory note shall be considered to constitute appropriate payment of the rent covered by that note.

         6.4 The lessee hereby conveys to the lessor a certified copy of an irrevocable order given to Bank Leumi Le-Israel, Ltd., Mahane Yehuda Branch (No. 913) to pay the aforesaid promissory notes from the lessee's account with this bank (account number 121600/19) and undertakes to cause the promissory notes to be honored by this bank in timely and complete fashion.

         6.5 Each of the above subsidiary provisions of the present section 6 constitutes a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

         6.6 By way of sound practice it is hereby stated that each of the promissory notes in accordance with section 6.2 above is deemed to be a note with a face value in the amount written (in words and in digits) on the note, plus an amount whose rate is the same as the rate of the Value Added Tax stipulated by law on the date set for payment of the note. The amount of Value Added Tax shall be computed also with regard to indexation differentials. The lessee undertakes to pay the amount of the note (plus indexation differentials), including Value Added Tax as stated, on the date set for payment. Computation of the Value Added Tax shall be based on the rate of Value Added Tax that applies to rental transactions (should there be a distinction among different types of transactions). The lessee undertakes not to claim that the note is conditional or not for the face amount.

7.       OBJECTIVE OF THE TENANCY

         7.1 The lessee is leasing the leased premises and every part thereof for the purpose of offices and laboratories for research and development in the field of medicine and para-medicine only, and undertakes to conduct on the leased premises a use for this objective throughout the term of the lease.

         7.2 The lessee alone and at its expense is responsible for obtaining business permits for the use of the leased premises.

         7.3 The lessee affirms that it is considering submitting a request to receive the status of "approved enterprise" and/or to conduct "an approved project" (in the sense of these terms in the Encouragement of Capital Investment Laws), and this within 18 months of the starting date of the lease in accordance with this agreement. The lessee affirms that to the best of its knowledge it meets the criteria stipulated and required to receive the status of approved enterprise and/or to conduct an approved project as stated.

         7.4 The provision of section 7.1 is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

8.       IDENTITY OF THE USERS OF THE LEASED PREMISES

         8.1 The leased premises are leased to the lessee alone; the lessee may not transfer the leased premises or any part thereof to another party, nor may the lessee grant any right whatsoever in the leased premises or in any part thereof to other parties without the prior written consent of the lessor, when the alternative lessee is to the full satisfaction of the lessor.

                  Notwithstanding what is stated above, the lessor may reject a subtenant or substitute lessee for reasonable cause only. It is made clear that the purpose of the tenancy of the substitute lessee shall not be limited to the objective of the lease in accordance with section 7.1 above. It is made clear that the rejection of a proposed substitute lessee by the lessor because of the objective of the tenancy of the proposed substitute lessee is inappropriate to the nature of the entire project is reasonable. If the lessor has approved a subtenant as stated, the lessee shall continue to bear responsibility for all its undertakings in accordance with this agreement.

         8.2 Given that the lessee is a limited liability corporation, it is agreed that any change in the control of the company shall be considered to be a transfer of rights that is not allowed under section 8.1 of above (and accordingly requires the consent of the lessor in the conditions stated above); the lessor shall not reject a request by the lessee other than for reasonable cause. Should the lessor reject a request by the lessee for other than reasonable cause, the lessee shall be entitled to shorten the term of the lease in accordance with the provisions and conditions of this agreement, subject to finding a substitute lessee to the full and exclusive satisfaction of the lessor. The lessee declares that the stockholders as of the date of the signing of this agreement are Lakaro Biopharmaceuticals Inc. (99%) and Morris Last (1%), and that the lessee company is controlled by these alone.

         8.3 Each of the provisions of section 8 is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

9.       TAXES AND OTHER COMPULSORY PAYMENTS ON ACCOUNT OF THE LEASED PREMISES

         The parties agree that all taxes, levies, fees, and other compulsory payments that may be imposed with relation to the leased premises and any part thereof and that are incumbent upon the party in possession of the property shall all and with no exception devolve on the lessee. Without detracting from the generality of the aforesaid and from other sections of this agreement, it is hereby made plain that the lessee shall pay the municipal rates due on account of the leased premises.

         Property tax and other taxes imposed exclusively upon the owner of the property and on the owner alone, including sewage, road construction, drainage, and similar levies or fees, shall be paid by the lessor.

10. EXPENDITURES FOR USE AND MAINTENANCE OF THE LEASED PREMISES AND RESPONSIBILITY FOR DAMAGES

         10.1 The expenditures and payments required for use of the leased premises and as a result of the use of the leased premises, of any type whatsoever, including electricity, water, telephone, telecommunications, heating, air-conditioning, and gas, shall devolve exclusively on the lessee.

         10.2 Should no water meter be installed in the leased premises, in accordance with a decision of the lessor, payments for water usage shall be made by the lessee to the lessor (plus Value Added Tax) directly or through the management company. The lessee's share of the outlay for water usage shall be computed by the lessor according to the relative share of the leased premises in the building in which the leased premises are located. The payment for water shall be made within two weeks of the day on which the lessor submits a bill for this to the lessee.

                  Should the water usage of the building in which the leased premise are located be marginal or negligible, the lessor shall be entitled to determine that the total water usage of the building will be included as part of the "actual expenditures' of the management company on account of which the lessee pays it "contributory share" in the "expenditures of the company," as stipulated in the management agreement.

         10.3 The lessee alone is responsible for maintaining the leased premises and its systems in working order and for repairing any damage or malfunction that may be caused or that may arise in the leased premises during the term of the lease. The lessee shall not bear responsibility for repairing any damage or malfunction that occurs beyond the outside walls of the leased premises or in the structure of the concrete ceiling of the leased premises or in the building systems outside the leased premises that are not systems of the leased premises, except for damage or malfunction that results from an act of commission or omission on the part of the lessee. The lessee shall bear responsibility for all damage to windows of the leased premises. The lessor shall bear responsibility for repairing any damage or malfunction that results from faulty construction and/or the use of defective building materials, unless these damages result from an act of commission or omission on the part of the lessee, in which case the lessee shall bear responsibility for these damages.

         10.4 The lessee alone and at its expense shall be responsible for any damage that may be caused to the leased premises, to property, and to any human being therein.

                  In addition to the aforesaid, it is agreed that the lessee shall bear responsibility for damages of any type whatsoever that may be caused to the lessor and/or to the management company and/or to any third party whatsoever by a negligent and malicious act of commission or omission on the part of the lessee, including, and without detracting from the stated generality, any damage to the body or property of any person who may be found at any time whatsoever in the area of the project. The lessee hereby releases the lessor and/or the management company from any liability under law with relation to any such damage and undertakes to compensate or indemnify them in any amount of damage that may be caused to the lessor and/or to the management company and on account any amount that the lessor and/or the management company may be required to pay in relation to any damage and outlay and/or loss and/or fine that may be caused as stated. The compensation and indemnification shall include any legal expenses that the lessor and/or the management company may incur in connection with the aforesaid and shall be paid to the lessor and/or to the management company immediately upon the first request, provided that the lessee has been given a reasonable opportunity to defend itself against any claim that may be submitted in this regard.

                  It is hereby stated and agreed that the lessee and all those acting on its behalf explicitly waive any right of action against the lessor and/or against the management company and all those acting on their behalf as well as against other tenants of the project whose tenancy and/or management agreements include a parallel section concerning a waiver of the right to lodge an action against the lessee on account of damage for which it is entitled to indemnification under the insurance policies that it undertook to take out in the management contract, in the tenancy agreement, or in any appendix that is a part thereof. The waiver of the right lodge an action shall apply also to damage for which the tenant is not entitled to indemnification because of a deductible clause in the insurance policy. The waiver of the entitlement to indemnification shall not apply vis-a-vis a party that has caused damage with malicious intent.

11.      INSURANCE

         The lessee undertakes to carry insurance as specified in APPENDIX E to the agreement and undertakes to fulfill each of the obligations imposed on the lessee in APPENDIX E to the agreement.

         Each of the lessee's obligations under the present section 11 and Appendix E to the agreement (and its subsidiary appendices) is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

12.      NONAPPLICATION OF TENANT PROTECTION

         The lessee declares that it is aware of and agrees to the following:

         12.1 The lessee is not and shall not be a protected tenant under the Tenant Protection Law (consolidated version) 5732-1972.

         12.2 The tenancy is an unprotected tenancy. Neither it nor the parties to the agreement are subject to the aforesaid Tenant Protection Law or to any other law or judgment that relates to the protection of tenants or control of rent and that may replace or supplement the aforesaid law.

         12.3 The lessee has not paid and it is agreed that it shall not make any payment nor grant to the lessor any right whatsoever that may be deemed to be key money. It is agreed that any payment, consideration, right, or benefit that the lessor may derive from the lease, the leased premises, and the lessee shall also be deemed to be part of the rent in every respect, and this in addition to the rent stipulated in this agreement.

         12.4 The lessee declares that it is aware that the leased premises are part of a structure erected after 1 April 1954 (in practice after 20 August 1968) and leased for the first time after 31 March 1955 (and in practice after 20 August 1968) and that the leased premises are free of any tenant on the date of the signing of this agreement.

         12.5 The lessee declares that the leased premises are free of any lessee and of any person with the rights to occupy it (except for the lessor).

         12.6 At the time of the vacation of the leased premises by the lessor, the lessor shall not be entitled to any payment of right of any kind whatsoever from the lessor and/or from any substitute tenant or from any other party, including on account of improvements or repairs to the leased premises.

13.      PLANNING AND CONSTRUCTION OF THE PROJECT

         13.1 The lessee confirms that it is aware that the programming, planning, infrastructure development, and construction work on the project (each and all of the above, hereinafter "the construction of the project") have not yet been completed, except for the existing building (Building A), to which modifications and additions will also be made. The construction of the project (and every part thereof) includes, in part, the erection of buildings, development and finishing work, as well as interior work in some of the completed structures. The work will be performed in stages and in accordance with schedules, with no time limit and on the basis of existing plans or plans that may be drafted in the future or plans that may be modified in the future, all at the discretion of the lessor.

         13.2 It is agreed that the lessee shall submit no claims or actions against the lessor and against any third party whatsoever on account of any disturbance or damage that may be caused to it, if such is caused, on account of construction of the project (and any portion thereof) or on account of the completion thereof. It is further agreed that the lessee shall not take any action or institute any proceeding that may constitute any infringement whatsoever of the lessor's freedom to plan the project or hinder construction works on the project by or on behalf of the lessor, or any part thereof.

14.      INTERIOR WORK IN THE LEASED PREMISES BY THE LESSEE

         14.1 It is agreed that the lessee will obtain possession of the leased premises in the engineering condition as is and in which or in relation to which are included all of the installations and components enumerated in Appendix B to the agreement (Technical Specifications).

         14.2 It is agreed that except for what is incumbent upon lessor in accordance with Appendix B to the agreement with regard to the office area of the leased premises and this area alone, all work to adapt the leased premises, including the laboratory area in the leased premises, to the purpose of the tenancy and the use of the lessee, including any construction, insulation, and assembly whatsoever in the leased premises, including various systems and utility supplies (each of these hereinafter "interior work"), shall be performed by the lessee alone, at its responsibility and expense.

                  No work or utility supply in the leased premises or to the leased premises, except for those enumerated in Appendix B to the agreement (Technical Specifications) is or shall be incumbent upon the lessor.

         14.3 It is hereby agreed that the lessee may not perform any interior work on the leased premises except in accordance with and subject to the provisions of Appendix C to the agreement, which is an integral part thereof. It is the responsibility of the lessee to receive any permit or license required bylaw for the performance of interior work.

                  The lessee shall begin the interior work in the laboratory area of the leased premises no later than 1 March 2002, on condition that the lessee's plans (including plans for systems) have been approved in advance and in writing by the lessor. The lessee undertakes to complete the interior work in the laboratory area of the leased premises within three months of the start of the aforesaid work.

                  The lessor shall not refrain from approving the lessee's plans for interior work in the laboratory area of the leased premises other than on engineering grounds and/or reasonable cause.

         14.4 After the completion of the interior work in the laboratory area of the leased premises by the lessee, the lessee shall be forbidden to make any modification to the entire leased premises and its systems; nor shall it be allowed to make any addition to the leased premises (including any fixed installation or system) except with the prior written consent of the lessor, which will be weighed by the lessor at its exclusive discretion.

         14.5 In order to avoid any misunderstandings it is hereby stated that if water is supplied to the leased premises directly from the local authority, the lessee shall sign a contract with the Jerusalem municipality for the supply of water to the leased premises by 1 March 2000 and see to it that a water meter is installed for the leased premises by this date, at its own expense. It is further agreed that the lessee shall sign a contract with the Electric Company for the supply of electricity by the starting day of the lease and see to it that an electric meter is installed for the leased premises by this date, at its own expense.

      14.6 In no case whatsoever may the lessee carry out any work or installation or use or modification that may require a quantity of electricity or air-conditioning that exceeds the quantities and scope stated in Appendix B (Technical Specifications).

      14.7 Each of the provisions of the present section 14 is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

15.   RETURN OF THE LEASED PREMISES TO THE LESSOR

      15.1 At the conclusion of the term of the lease and at any date prior to then, should be tenancy end or expire before the end of the term, the lessee shall be obligated to return the leased premises to the lessor free of every human being and object, with the leased premises in the condition stipulated in section 15.2 below.

      15.2 The lessee undertakes to return the leased premises to the lessor with the leased premises in a sound and fit condition as received, except for reasonable wear, in addition to all the interior work, including all improvements, renovations, work, additions, modifications, and systems that may be carried out or erected in the leased premises, whether by the lessor or by the lessee.

            If the lessor does not ask the lessee to remove all work, additions, installations, or systems whatsoever (including in accordance with Appendix C to the agreement), all of these shall belong to the lessor, and the lessee shall not be entitled to any payment, indemnification, or consideration for them from the lessor.

      15.3 Shortly before the end of the lease the lessor shall draw up a list of the work, defects, and repairs (each of these, hereinafter "the repairs") that the lessee shall carry out before returning the leased premises to the lessor.

      15.4 The list according to section 15.3 shall also include the prices of the cost of the repairs; in the event that the lessee does not carry out the repairs by the end of the term of the lease lessor shall be entitled to perform them in its stead and the lessee shall be obligated to pay the lessor by the end of the lease the value of the cost of the repairs even if they have not yet been carried out or will not be carried out by the lessor. Nothing stated here is intended to detract from the right of the lessor vis-a-vis the lessee to receive compensation or any remedy on account of the nonperformance of the repairs in timely fashion by the lessee in accordance with provisions of this agreement (including compensation for a delay in leasing the premises to other parties).

            Should the lessee disagree as to the need to carry out repairs and/or about the prices set with regard to the cost of the repairs, the disagreement shall be resolved, no later than two weeks before the end of the term of the lease, by an engineer agreed upon by the two parties. Should the parties fail to reach agreement concerning the identity of the engineer, then the identity of this engineer shall be determined by the secretary (or chair) of the Jerusalem district of the AAAI association (after request of either party), on condition that his or her appointment and decision be rendered within two weeks from the day that the lessee announces its disagreement with the prices.

      15.5 No later than two weeks before the end of the term of the lease the lessee shall deliver to the lessor certification by the municipality, the electric company, and Bezeq that the lessee has made all payments incumbent upon it for the period until the end of the lease, including those for water, electricity, municipal rates, and telecommunications.

      15.6 Each of the provisions of the present section 15 is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 below.

16. MAINTENANCE OF THE BUILDING AND OF SERVICES AND FACILITIES IN THE BUILDING THAT SERVE THE LEASED PREMISES AND THOSE VISITING THE LESSEE

      16.1 The lessor undertakes to install a management company whose function will be to manage and operate the project and also to maintain the project, its access routes (including paved surfaces, open space, and plazas that are within the area of the project) and the passageway and stairways within it, the project systems, and the outside portions of each building in the project.
      16.2 The lessor undertakes to install a management company whose function will be to operate the systems and facilities that service the project and to see to the cleanliness of the project.

      16.3 The services of the management company shall relate only to those portions of the project that have been completed.

      16.4 The lessor makes known that it has designated Park Meir Management Company, Ltd., as the management company; this shall be the management company as long as the lessor has not stipulated otherwise.

      16.5 The lessee undertakes to sign a contract with the management company at the time of the signing of this agreement. A breach of contract with the management company shall be deemed to be a breach of this agreement. In addition, the failure of the lessee to conclude the stated contract with the management company shall be considered to be a breach of a principal condition of this agreement.

      16.6 The management company shall take out various insurance policies as enumerated in the management contract. It shall also be entitled to add or subtract various policies.

            However, nothing in the maintenance of these policies by the management company shall detract from the liability of the lessee or detract from the insurance obligations of the lessee.

      16.7 The lessee undertakes to make payments to the management company starting with the period that begins on 1 March 2000 and until the end of the term of the lease and the return of possession of the leased premises to the lessor in accordance with the provisions of this agreement.

      16.8 It is agreed that notwithstanding what is stated in the management contract, with regard to the period that begins on 1 March 2000 and concludes on 31 December 2000, the lessee's payments to the management company for its monthly contributory share shall be in the amount of NIS 12.70 for each square meter of the leased premises (that is, the sum of NIS 5080 for the entire leased premises), plus Value Added Tax, with this sum linked to the index (base index:
            106.8 points, published on 15 November 1999). These payments by the lessee to the management company shall be made every three months in advance, starting on 1 July 1999 and concluding on 31 December 2000. The first payment shall be made on 1 March 2000 for the period between 1 March 2000 and 30 June 2000. As of 1 January 2001 the monthly contributory share and terms of payment shall be as detailed and stipulated in the contract with the management company.

17.   DELINQUENCY IN PAYMENT

      Without detracting from any right that the lessor may have in accordance with this agreement and any legal provision on account of breach of the agreement, it is agreed that any case in which the lessee is delinquent in payment of any sum that it owes the lessor under this agreement, the lessee shall pay to the lessor that amount, linked to the index, as stipulated in this agreement (and if there is no base index with regard to the sum, the "base index" for this amount shall be the known index on the day when the lessee was supposed to have paid the amount), plus arrears interest at a rate that is twice the interest rate (including fees and expenses) charged by Bank Hapoalim, Ltd., (main Tel Aviv branch) on authorized overdraft (hahad) accounts for nonpreferred customers, with this arrears interest being computed by the method and manner whereby Bank Hapoalim, Ltd., computes during the period of delinquency (including compound interest).

18.   DAMAGES, REFUNDS, AND REMEDIES

      18.1 It is agreed that the payments and amounts owed by the lessee and the dates for their payment, as well as the provision of full and timely guarantees, are a principal condition of this agreement. This provision is in addition to any other provision in this agreement and its appendices in which various provisions are stated to be principal conditions of the agreement.

      18.2 Should the lessee violate any principal condition of this agreement and fail to remedy this within fourteen days from the day when it received written warning thereof, and in the case where the lessee violates any other condition and does not remedy it within 30 days from the day when it receives written warning thereof, this shall be deemed to be a fundamental breach of the agreement and the lessor shall be entitled to nullify the agreement. The nullification shall be executed in the form of a written notice delivered to the lessee or sent to it by registered mail.

      18.3 Should the agreement be nullified by the lessor, as stated, the lessee shall be required to vacate the leased premises within two weeks of the day of nullification, and the provisions of section 15 above shall apply to the vacation of the premises.

      18.4 In addition to any remedy to which the lessor is entitled, in accordance with the agreement or any legal provision, on account of a violation of this agreement by the lessee, the lessor shall be entitled to compensation from the lessee for all damages, losses, and diminution of revenues that it may be caused by a breach committed by the lessee or by virtue of recourse to any remedy to which the lessor is entitled.

            Without detracting from any other right, compensation, or remedy to which the lessor is entitled, it is agreed that the lessee shall be liable to pay to the lessor daily usage fees for every day of delinquency in restoring the leased premises to the lessor in accordance with the provisions of section 15 above, in an amount equal to one-fifteenth of the monthly rent. The lessor's entitlement to the usage fees and the lessee's obligation to pay them shall not in any way constitute a grant of any entitlement whatsoever to the lessee.

            It is agreed that the lessor shall be entitled to compensation agreed upon in advance in the event of the breach of any principal condition by the lessee, in an amount equal to the rent due to the lessor for six months of tenancy. The amount of this compensation has been set by the parties after being assessed by them as appropriate, taking account of the length of the term of the lease and the special rent conditions set by the lessor in this agreement and in consideration of other special conditions agreed to by the lessor. The lessor shall be entitled to the agreed upon compensation in addition to any compensation, usage fee, entitlement, and remedy that may be available to the lessor under this agreement and any legal provision.

      18.5 Any sum of any type whatsoever that a party to the agreement may have paid instead of the second party shall be refunded by the second party to the first party within seven days of a demand by the first party, plus linkage differentials to be computed from the day of payment until the end of that week; it is however hereby explicitly agreed that the lessee shall not be entitled to offset any debt that the lessor may owe it under this section and in general from any payment that the lessee may owe the lessor.

      18.6 The lessor is entitled to cash in the securities and guarantees provided by the lessee under section 19 below, and this in addition to any remedy or compensation to which the lessor is entitled under this agreement and any provision of law, on the sole condition that it has given the lessee written warning of its intention to do so at least 14 days in advance.

19.   GUARANTEES

      19.1 As additional security for the fulfillment of its obligations the lessee hereby delivers to the lessor an independent bank guarantee in the amount of NIS 122,000 (one hundred twenty-two thousand New Israeli Sheqels) (index lined), worded on the model of the document that is attached to his agreement as integral part thereof and designated Appendix F. The amount of the bank guarantee as of the date of the signing of the agreement is equal to the monthly rent for five months, plus Value Added Tax.

            The base index for the bank guarantee shall be 106.8 points.

            The bank guarantee shall be payable to the benefit of the lessor and shall be valid for one year and three months from the date of the signing of this agreement. The lessee undertakes to extend its validity as long as the lease remains in force, for an additional year; such that the lessor shall always be the beneficiary of a bank guarantee as stated and such that the bank guarantee will be in force until three months after the expiration of the lease.

            The validity of the bank guarantee shall be extended no later than two weeks before its expiration. Should the lessee fail to extend its validity the lessor shall be entitled to cash it in.

      19.2 It is agreed that the lessor shall be entitled to cash in the bank guarantee in the event that the lessee fails to take possession of the leased premises on the date specified in this agreement, or if by that date the lessee shall not have met every financial liability or has not covered all obligations and debts owed by the lessee (both to the lessor and to the management company), or has not covered any damage caused it by the lessee, as well as in any case of a violation of a principal condition of the agreement by the lessee (and this in addition to any remedy to which the lessor is entitled under any legal provision and under the agreement), on the sole condition that the lessee has received written warning of the intention to do so at least 14 days in advance.

            The cashing in of the bank guarantee shall not of itself be tantamount to cancellation of the agreement and the lessee shall be obligated, immediately after the cashing of the guarantee, to deliver to the lessor a new bank guarantee phrased in accordance with Appendix F to the agreement, in the amount stated above, and which will be in force, all in accordance with the provisions of section 19.2 above.

      19.3 The lessor shall return to the lessee the bank guarantee (or any balance remaining after it has been cashed) no later than three months after the end of the term of the lease, on the sole condition that the lessee does not owe any debt or amount whatsoever to the lessor as of that date.

      19.4 In order to collect and recover any debt owed by the lessee and to guarantee the fulfillment of every obligation incumbent upon the lessee (including any debt or obligation of the lessee vis-a-vis the management company), the lessor shall be entitled to cash in any security and any guarantee, individually or all of them or any portion thereof, and the lessee and any guarantor shall have no right to prevent the lessor from so doing. The bank guarantees under this agreement are autonomous and not dependent on this agreement and in general neither the lessee nor any party that led to the taking out of the bank guarantee shall have any right to hinder the cashing of the bank guarantee for any cause whatsoever.

      19.5 Any delay in the delivery of the securities under section 19 shall entitle the lessor to delay the transfer of possession of the leased premises to the lessee, but the term of the lease shall be computed from the starting date of the lease as stipulated by the lessor and the lessee shall owe rent (and payment to the management company) and any liability imposed under it under this agreement as of the starting day of the lease or the date stipulated in the agreement, even if it has not received possession of the leased premises as stated.

      19.6 Each provision of the present section 19 is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 above.

20.   MISCELLANEOUS

      20.1 The lessee shall pay to the lessor, in connection with and along with every payment made to the lessor, Value Added Tax at the rate that may be stipulated by law at the time of payment. The lessor shall provide the lessee with a tax invoice within the period stipulated by law after the payment.

      20.2 The lessee shall bear all expenses of tax stamps on the promissory notes. The lessee shall convey to the lessor the amount of the stamp tax so that the lessor can have the notes stamped for itself as well.

      20.3 The lessee shall be permitted to mount a nameplate in the building where the leased premises are located. The size of the nameplate, its basic design, and location must receive prior written approval from the lessor, and this in addition to any permit that may be required under law, all at the responsibility and expense of the lessee.

      20.4 The lessee undertakes to abide as appropriate, throughout the term of the lease, the provisions of any law that may be in force during the term of the lease, with regard to the leased premises, the use thereof, the business conducted therein, and any activities there.

            The lessee shall be liable for any damage or expense that the lessor may incur as a result of the lessee's failure to meet these obligations and the lessee shall be required to indemnify the lessor, immediately upon demand, on account of any damage, fine, loss, or expense incurred by the lessor.

      20.5 It is agreed that only the actual payment of any amount that the lessee may owe the lessor or the actual redemption of a promissory note, including rent payments, shall be considered to be an appropriate payment. The mere delivery of promissory notes to the lessor, under the provisions of this agreement, or their endorsement shall not constitute any form of payment whatsoever.

      20.6 The lessee affirms that it has examined with the planning and construction authorities the plans for the project and the leased premises and its ability to use the leased premises for the purpose of the tenancy; and it has and will make no claims of any kind whatsoever with regard to its ability or inability to receive a business permit under the law.

            A failure to receive a permit under the law or the voiding of the permit shall not entitle the lessee to cancel the lease. It is hereby agreed explicitly that the lessor makes no undertaking and bears no responsibility vis-a-vis the lessee in anything associated with the permit required by the lessee and related to the ability of the lessee to make use of the leased premises.

            All outlays, taxes, and mandatory payments required for obtaining and extending the permit shall devolve upon the lessee alone. Should the lessor incur any costs whatsoever on account of the need for a permit, obtaining the permit, or extending he permit, the lessee shall be required to refund them to the lessor within seven days of the day upon which it is requested to do so by the lessor.

            The lessee's use of the leased premises shall be exclusively for the purpose of the tenancy and in accordance with all legal provisions.

      20.7 It is agreed by the parties that only this agreement reflects what has been stipulated, what is binding, and what is agreed to by the parties. There is not and shall not be any validity to any information, document, agreement, or notification that may have been given to the lessee by the lessor or on its behalf, if given, before the signing of this agreement.

            There shall be no validity to any obligation, condition, waiver, or amendment to the agreement unless made in advance and in writing. The failure to have recourse to any remedy whatsoever or any guarantee whatsoever shall not be considered to be a waiver.

      20.8 The lessor shall be entitled to transfer or pledge its rights under the present agreement to some other party or parties, on exclusive condition that the rights of the lessee under this agreement not be impaired. The lessor shall notify the lessee of this.

      20.9 It is agreed that any payment that the lessee may be required to make to the lessor shall be paid by the lessee in the offices of the lessor, unless otherwise stipulated in this agreement.

      20.10 It is agreed that the lessee shall be entitled to make use of the leased premises in the evening and night as well as on Saturday night after the conclusion of the Sabbath, and the lessor affirms that it is not opposed to this; however, the hours of activity shall be in accordance with all legal provisions. In everything related to the operation of project systems at such times or on Saturday night the lessee shall coordinate the matter with the management company and the operation of the systems and services of the management company (including air-conditioning) shall be in return for payment and in accordance with the conditions that may be set by the management company. The lessee takes note of the fact that for operation of the leased premises and operation of the systems and provision of services by the management company at times that are not regular working hours and on Saturday night it will have to make special payments to the management company according to conditions to be set by the management company.

      20.11 By way of sound practice it is hereby emphasized that the project will not be operated on Fridays, festival eves, Saturdays, festivals, and legal holidays. The lessee takes note of the fact the project will be closed at such times and emergency entry to it will be possible only through an entry to be determined by the management company.

      20.12 Given that the lessee is a limited liability company, it is agreed that the lessor shall be entitled to cancel this agreement in the event that a receivership order (including a temporary order) or liquidation order (including a temporary order) is issued against the lessee, and this if the orders have not been annulled within 60 days of their issuance.

      20.13 It is agreed that judicial jurisdiction in any legal proceedings between the parties shall be held exclusively by a sitting in the city of Jerusalem.

21.   SPECIAL PROVISIONS

      21.1 The lessee undertakes that the leased premises will always have a neat and clean appearance, both in the interior of the leased premises and its exterior. The lessee undertakes to keep the leased premises clean on a continual basis.

      21.2 The lessee shall not place any furniture, accessories, packages, crates, materials, equipment, trash, or objects outside the leased premises. The lessee shall make no use of any section of the building and project other than for the purpose of access to and from the leased premises.

      21.3 The lessee undertakes not to receive deliveries to the leased premises other than at the times and by the routes to be determined by the management company as stated in the contract with the management company.

      21.4 The lessee undertakes not to discard trash, waste, or packages from the leased premises other than at the times and by the routes to be determined by the management company.

            The lessee undertakes to store all waste, trash, and packages in a concealed area inside the leased premises until such time as it is entitled to remove them as stated above.

      21.5 The lessee undertakes not to take any action or make any use of the leased premises that may create noise, odors, vibration, smoke, contamination, or nuisance.

22.   NOTIFICATIONS

      Any notice from one party to the other delivered to the addresses listed below or sent there be registered mail shall be considered to have reached its address within 72 hours of its conveyance for delivery by registered mail (and in the case of hand delivery, within twelve hours of conveyance).

      The lessee shall not convey or dispatch a notice such that the time computed for its arrival or delivery falls on Friday or the eve of a festival or Saturday or a festival day or the intermediate days of Passover and Tabernacles.

      THE ADDRESSES OF THE PARTIES FOR THE PURPOSE OF THIS AGREEMENT ARE AS
      FOLLOWS:

Lessor: 27 Hamered St., Tel Aviv (c/o Isras), or any other address in Tel Aviv of which the lessor may provide written notification to the lessee.

Lessee: At the leased premises or 216 Jaffa Road, 94383 Jerusalem (at one of these two addresses and each of them). The lessee's address at the leased premises will not change.

23.   POSTPONEMENTS

      It is hereby agreed that should the lessor be delayed in completing the work and utility supplies in accordance with section 4.2 above and in the building beyond 1 March 2000, the date of the transfer of possession to the lessee and the starting day of the lease will be postponed until a date on which the lessor knows [thus in original; probably should be "provides notice"] that it has completed the work and utility supplies.

      Should there occur a delay in the date of the conveyance of possession as stated, the lessee shall be liable to pay the rent under this agreement only from the new date set by the lessor as the starting date of the lease.

24.   EARLY TERMINATION OF THE LEASE

      24.1 It is agreed that on each of the dates listed below the lessee shall be entitled to notify the lessor in writing of the early termination of its tenancy, in such fashion that the tenancy will conclude on the last day of the month of February immediately following the day on which the lessor receives written notice from the lessee.

            The following are the dates on which the lessee may submit such a notice of early termination of the lease:

            24.1.1      Until 31 August 2003 (for the period after 29 February
                        2004)

            24.1.2      Until 31 August 2006 (for the period after 29 February
                        2007)

      24.2 Should the lessee submit notice in accordance with section 24.1 above (hereinafter "early termination notice"), the term of tenancy under this agreement shall terminate on the date stipulated in section 24.1 above (namely, on the last day of the month of February following the early termination notice), all this on condition that the early termination notice was submitted in due and timely fashion. An early termination notice will be valid only if actually delivered to the lessor by 31 of August (on one of the dates specified in section 24.1 above).

            Should no early termination notice be delivered by the date stated above the term of the lease shall continue automatically.

            Should an early termination notice be delivered to the lessor on a date as stipulated above, the tenancy shall be seen as if it had been originally arranged for the term ending on the last day of the month of February immediately following the delivery of the early termination notice, and all provisions of this agreement that apply to the end of the term of tenancy shall apply.

      24.3 Should the lessee not submit an early termination notice as stated above the following provisions shall also apply:

            24.3.1 The lessee undertakes that no later than 1 September 2003 it will convey to the lessor seven promissory notes in accordance with the provisions of sections 6.2, 6.3, and 6.4 above, relating to the period between 1 March 2004 and 28 February 2006, with the first promissory note relating to the period from 1 March 2004 until 30 June 2004 and the last promissory note relating to the period from 1 January 2006 until 28 February 2006.

            24.3.2 The lessee undertakes that no later than 1 September 2006 it will convey to the lessor seven promissory notes in accordance with the provisions of sections 6.2, 6.3, and 6.4 above, relating to the period between 1 March 2006 and 29 February 2008, with the first promissory note relating to the period from 1 March 2006 until 30 June 2006, and the last promissory note relating to the period from 1 January 2008 until 29 February 2008.

      24.4 Each of the provisions of section 24.3 above is a principal condition of this agreement, the violation of which constitutes a fundamental breach of the agreement to which are applicable also the provisions of section 18 above.

      24.5 In order to avoid any misunderstanding it is hereby agreed, in addition to what is stated in section 24.4 above, that should the lessee fail to convey to the lessor promissory notes in the amount and on the date as stated in section 24.3 above, the lessor shall be entitled (in addition to any other right and remedy under the agreement and according to law) to inform the lessee in writing that the term of the lease will conclude on 19 February immediately following the latest date on which the lessee was to have conveyed the promissory notes to the lessor.

            Should the lessor make such notification the term of the lease shall be viewed as terminating on the aforesaid date and all provisions of the agreement that apply to the end of the term of tenancy shall apply to this date.

      24.6 Should the lessee submit an early termination notice in accordance with section 24.1, it shall also be entitled to inform the lessor, as a separate section in the early termination notice, that the tenancy will be terminated not necessarily on the last day of February following the date of delivery of the early termination notice stated but three months later, that is, on 30 June; on condition that along with the early termination notice the lessee convey a promissory note (in accordance with the provisions of sections 6.2, 6.3, and 6.4, that includes the monthly rent for this period, plus Value Added Tax; base index 106.1 points).

            Should the lessee make such notification and convey a promissory note as stated, the tenancy shall be considered as if it had originally arranged for the period concluding on 30 June following the delivery of the early termination notice, and all provisions of this agreement that apply to the end of the term of tenancy shall apply.

25. Whereas in order to construct the project and as part of the financing thereof by Bank Hapoalim the lessor has pledged its rights in the project and the leased premises, it is accordingly agreed that the lessor pledges and assigns to Bank Hapoalim, in the form of a lien, all its rights vis-a-vis the lessee and hereby gives the lessee an irrevocable order to pay the rent and all other payments that are due and may be due it from the lessee, under this tenancy agreement, into the lessor's account No. 696653 at the Kikar Rabin Tel Aviv branch (No. 609) of Bank Hapoalim. The lessee's signature on this tenancy agreement constitutes an undertaking on its part vis-a-vis the bank to act as stated. The promissory notes conveyed by the lessee to the lessor will be deposited by the lessor in the aforesaid bank account.

26.   PARKING PRIVILEGES IN THE PARKING FACILITIES OF THE PROJECT

      The lessor confirms that 4 parking spaces (whose numbers are _____ through ____, inclusive, two parking spaces in the parking facility in Building B and _____ through _____, inclusive, and two parking spaces in the parking garage in Building C) will be allocated to the lessee in the parking facilities of the project, and this for the term of tenancy, on sole condition that the lessee concludes a separate parking agreement with the operator of the parking facility, pay the parking fees in accordance with the parking agreement, and meet all other conditions of the parking agreement.

      It is agreed that the monthly parking fee for each parking space shall be NIS 317 (three hundred seventeen New Israeli Sheqels) (plus Value Added
      Tax), linked to the index (base index: 106.8 points), and that this is included in the rent stipulated in section 5.1 above.

      At the time of the signing of the present agreement the lessee and lessor are also signing a Parking Agreement, but the lessee confirms that the "parking facility operator" in accordance with the Parking Agreement will be designated by the lessor after the signing of the Parking Agreement, and that any right or obligation of the "parking facility operator" shall adhere to the stated "parking facility operator" in place of the lessor.

      When the "parking facility operator" replaces the lessor, the lessor shall have no obligation with regard to parking and the parking facility, except for its confirmation that the lessee is entitled (in the conditions enumerated above) to the stated parking spaces and to the usage fees as stated.

      In everything related to parking, the provisions of the Parking Agreement only shall apply; nevertheless, to the extent that the parking facility or any part thereof may be operated commercially, the parking facility operator shall bear a proportional share of the maintenance expenses for the parking facility, including taxes and municipal rates, in accordance with the number of parking spaces commercially available as a share of all the parking spaces in the parking facility.

IN WITNESS WHEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES

Today, 13 December 1999, in Jerusalem

[company stamp:                     [company stamp:
Har Hotzvim Properties, Ltd.]       BRT Biopharmaceuticals Ltd.]
[signatures: ?? & ??]               [signatures: Moshe Laster & Ira Weinstein]

      HAR HOTZVIM PROPERTIES, LTD.        BRT BIOPHARMACEUTICALS LTD.
            LESSOR                                    LESSEE


[ref. heh het - shin kaf B-6]